Lexaria Enters Agreement to Sell Belmont Lake Oil Assets

KELOWNA, BC—December 1, 2014 - Lexaria Corp. (OTCQB: LXRP) (CSE: LXX) (the "Company" or "Lexaria") announces it has entered an agreement to sell all its Belmont Lake oil assets in an all-cash transaction of $1.4 million to Cloudstream Belmont Lake, LP, of Houston Texas. The transaction is in the process of closing.

Lexaria is using the proceeds of the sale to retire all corporate debt, and to further pursue its entry into legal medical marijuana in Canada, and into Cannabidiol-fortified products in the USA, in those jurisdictions where it is legal to do so. Lexaria will be debt-free for the first time since 2007 and will not need to make monthly interest or principal payments for the first time in roughly 7 years.

“It was not easy to sell our minority interests in the oilfield in the environment of dropping oil prices this year,” said Chris Bunka, CEO of Lexaria. “This lump-sum cash infusion enables us to execute our business plan in the health and wellness sectors more aggressively than we were otherwise able.”

Lexaria has been in discussions with a number of interested parties over a period of several months, as it worked to obtain the best terms and conditions possible in the oil field sale for its shareholders, and is confident it has obtained the best price possible in the current environment.

Lexaria has refined its business model in order to be as active as possible within the confines of presently legal CBD-based industry sectors, and the sale of the Belmont Lake Oil Field significantly accelerates our ability to pursue this market as aggressively as possible. The Company believes its potential growth rate in the CBD sector exceeds that which was possible at the Belmont Lake Oil Field, and the timing of this asset sale is virtually perfectly meshed with the Company’s plans for growth.

Following the recent acquisition of PoViva Tea; the Belmont Lake oilfield asset sale; and the retirement of all corporate debt, Lexaria expects to retain a cash balance of approximately US$1 million. Lexaria has no plans for any corporate financing at this time.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company’s needs or that it will need to attempt to raise additional capital.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.